UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20459

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☑	Definitive Proxy Statement
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GRAY TELEVISION, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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GRAY TELEVISION, INC.
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 14, 2003

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Gray Television, Inc. (“Gray”) will be held at 9:30 a.m., local time, on Wednesday, May 14, 2003, at The Peachtree Insurance Center, The Executive Board Room, 5th Floor, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319, for the purpose of considering and acting upon:

•	The election of nine members of Gray’s board of directors;

•	A proposal to approve the Gray Television, Inc. Directors’ Restricted Stock Plan;

•	A proposal to approve the Gray Television, Inc. Employee Stock Purchase Plan; and

•	Such other business and matters or proposals as may properly come before the meeting.

     Only holders of record of Gray common stock, no par value per share (the “Common Stock”) and Gray Class A common stock, no par value per share (the “Class A Common Stock”), at the close of business on April 11, 2003 are entitled to notice of, and to vote at, the annual meeting.

     Your vote is very important. We encourage you to vote as soon as possible by one of three convenient methods: by calling the toll-free number listed on the proxy card, by accessing the Internet site listed on the proxy card or by signing, dating and returning the proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors, J. Mack Robinson Chairman and Chief Executive Officer

Atlanta, Georgia April 25, 2003

PROXY STATEMENT
VOTING REQUIREMENTS
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: APPROVAL OF THE GRAY TELEVISION, INC. DIRECTORS’ RESTRICTED STOCK PLAN
PROPOSAL THREE: APPROVAL OF THE GRAY TELEVISION, INC. EMPLOYEE STOCK PURCHASE PLAN
OTHER MATTERS
SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR’S PROXY STATEMENT
OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION AT NEXT YEAR’S ANNUAL MEETING
AVAILABILITY OF FORM 10-K

GRAY TELEVISION, INC.
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319

PROXY STATEMENT

For Annual Meeting of Shareholders
to be Held on May 14, 2003

     This proxy statement is being furnished by the board of directors of Gray Television, Inc., a Georgia corporation (which we refer to as “Gray,” “we,” or “us”), to the holders of Gray common stock, no par value per share (the “Common Stock”), and Gray Class A common stock, no par value per share (the “Class A Common Stock”, and together with the Common Stock, the “Gray Common Stock”), in connection with the solicitation of proxies by Gray’s board of directors for use at the 2003 Annual Meeting of Shareholders to be held at The Peachtree Insurance Center, The Executive Board Room, 5th Floor, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319, on Wednesday, May 14, 2003, at 9:30 a.m., local time, and at any adjournments or postponements thereof.

     A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by signing and delivering a later dated proxy card, by submitting a later dated proxy by Internet or by telephone, by delivering written notice of the revocation of the proxy to Gray’s Secretary prior to the 2003 Annual Meeting, or by attending and voting at the 2003 Annual Meeting. Attendance at the 2003 Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the shareholder’s directions if the proxy is duly submitted prior to the 2003 Annual Meeting.

     If no directions are specified, the shares will be voted FOR the election of the director nominees recommended by the board of directors, FOR the approval of the Gray Television, Inc. Directors’ Restricted Stock Plan (the “Directors’ Plan”), FOR the approval of the Gray Television, Inc. Employee Stock Purchase Plan (the “Stock Purchase Plan”) and in accordance with the discretion of the named proxies on other matters properly brought before the 2003 Annual Meeting.

     The expense of preparing, printing and mailing this proxy statement and soliciting the proxies sought hereby will be borne by Gray. In addition to the use of the mail, proxies may be solicited by officers, directors and regular employees of Gray, who will not receive additional compensation therefore, in person or by telephone, telegraph or facsimile transmission. Gray also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of the Common Stock and the Class A Common Stock as of the record date for the 2003 Annual Meeting and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

     At April 11, 2003, 43,570,984 shares of the Common Stock were outstanding and 6,848,467 shares of the Class A Common Stock were outstanding. Only shareholders of record at the close of business on April 11, 2003 are entitled to notice of, and to vote at, the 2003 Annual Meeting.

     This proxy statement and the enclosed proxy card are first being mailed to shareholders on or about April 28, 2003.

VOTING REQUIREMENTS

Record Date and Voting Rights

     Gray’s board of directors has fixed the close of business on April 11, 2003 as the record date for determining holders of the Common Stock and the Class A Common Stock entitled to notice of, and to vote at, the 2003 Annual Meeting. Only holders of record of the Common Stock and/or the Class A Common Stock on that date will be entitled to notice of, and to vote at, the 2003 Annual Meeting. Shareholders of record may vote by either:

•	attending the 2003 Annual Meeting;

•	the Internet at http://eproxy.com/gtn;

•	the telephone at 1-800-435-6710 as directed on the enclosed proxy card; or

•	completing and mailing the enclosed proxy card.

Instructions for voting are included on the enclosed proxy card.

     As of the record date, April 11, 2003, 43,570,984 shares of the Common Stock and 6,848,467 shares of the Class A Common Stock were outstanding. Each share of the Common Stock is entitled to one vote and each share of the Class A Common Stock is entitled to ten votes. The total number of possible votes is 112,055,654. A number of votes equal to or greater than a majority of possible votes, or 56,027,828 votes (including abstentions and broker non-votes), will constitute a quorum. No business may be transacted at the 2003 Annual Meeting without a quorum. Abstentions and broker non-votes (where a broker submits a proxy but does not have discretionary authority to vote a customer’s shares on such proposal when specific instructions are not received) will be counted as present for purposes of determining a quorum.

Required Votes

     With respect to Proposal One, the election of directors, a majority of the votes is not required; instead, the nominees will be elected by a plurality of the votes cast, which means that the nominees receiving the most votes will be elected. Votes withheld from any nominee, if a quorum is present, will have no effect on the outcome of voting for directors. Abstentions and broker non-votes will not be counted and will have no effect on the outcome of the election of directors.

     With respect to Proposal Two, the proposal to approve the Directors’ Plan, and Proposal Three, the proposal to approve the Stock Purchase Plan, the approval of a majority of the votes cast by the holders of shares of the Common Stock and the Class A Common Stock, voting together as a single class, is required; provided, however, that the total votes cast on Proposal Two must represent over 50% of the total number of votes entitled to be cast by the holders of all of the outstanding shares of the Common Stock and the Class A Common Stock, voting together as a single class. Abstentions and broker non-votes will be excluded from the tabulation of votes cast on these proposals and, therefore, will not affect the outcome of the vote on these proposals.

     The holders of the Common Stock and the Class A Common Stock are not entitled to appraisal rights under Georgia law with respect to any of the proposals set forth in this proxy statement.

PROPOSAL ONE: ELECTION OF DIRECTORS

Nominees

     At the 2003 Annual Meeting, nine directors are to be elected to hold office (subject to Gray’s bylaws) until Gray’s next annual meeting of shareholders and until their successors have been elected and qualified. In case any nominee listed in the table below should be unavailable for any reason, which Gray’s management has no reason to anticipate, your proxy will be voted for any substitute nominee or nominees who may be selected by management prior to or at the 2003 Annual Meeting, or, if no substitute is selected by management prior to or at the 2003 Annual Meeting, a motion to reduce the membership of the board to the number of nominees available will be presented.

     Our board of directors unanimously recommends that you vote “FOR” the election of those directors specified in this proxy statement.

     Set forth below is information concerning each of the nominees.

	Director
Name	Since	Age	Position

J. Mack Robinson	1993	79	Director, Chairman and Chief Executive Officer
Robert S. Prather, Jr.	1993	58	Director, President and Chief Operating Officer
Hilton H. Howell, Jr.	1993	41	Director, Vice Chairman
William E. Mayher, III	1990	64	Chairman of the Board of Directors
Richard L. Boger	1991	56	Director
Ray M. Deaver	2002	62	Director
Howell W. Newton	1991	56	Director
Hugh E. Norton	1987	70	Director
Harriett J. Robinson	1997	72	Director

     J. Mack Robinson has been Gray’s Chairman and Chief Executive Officer since September 2002. Prior to that, he was Gray’s President and Chief Executive Officer from 1996 through September 2002. He has served as a director of Gray since 1993. He is the Chairman of the Executive Committee of Gray’s board of directors. Mr. Robinson has served as Chairman of the Board of Bull Run Corporation, a stockholder of Gray, since 1994, Chairman of the Board and President of Delta Life Insurance Company and Delta Fire and Casualty Insurance Company since 1958, President of Atlantic American Corporation, an insurance holding company, from 1988 until 1995 and Chairman of the Board of Atlantic American Corporation since 1974. Mr. Robinson also serves as a director of the following companies: Bankers Fidelity Life Insurance Company, American Independent Life Insurance Company, Georgia Casualty & Surety Company, American Southern Insurance Company and American Safety Insurance Company. He is a director emeritus of Wachovia Corporation. Mr. Robinson is the husband of Mrs. Harriett J. Robinson and the father-in-law of Mr. Hilton H. Howell, Jr., both members of Gray’s board of directors.

     Robert S. Prather, Jr. has served as Gray’s President and Chief Operating Officer since September 2002. Prior to that, he served as Gray’s Executive Vice President-Acquisitions from 1996 through September 2002. He has served as a director of Gray since 1993. He is a member of the Executive Committee of Gray’s board of directors. He has served as President and Chief Executive Officer and a director of Bull Run Corporation, a stockholder of Gray, since 1992. He serves as an advisory director of Swiss Army Brands, Inc. and serves on the Board of Trustees of the Georgia World Congress Center Authority.

     Hilton H. Howell, Jr. has been Gray’s Vice Chairman since September 2002. Prior to that, he was Gray’s Executive Vice President since September 2000. He has served as a director of Gray since 1993, and is a member of Gray’s Executive Committee. He has served as President and Chief Executive Officer of Atlantic American Corporation, an insurance holding company, since 1995 and Executive Vice President from 1992 to 1995. He has been Executive Vice President and General Counsel of Delta Life Insurance Company and Delta Fire and Casualty Insurance Company since 1991, and Vice Chairman of Bankers Fidelity Life Insurance Company and Georgia Casualty & Surety Company since 1992. He has been a director, Vice President and Secretary of Bull Run Corporation, a stockholder of Gray, since 1994. Mr. Howell also serves as a director of the following companies: Atlantic American Corporation, Bankers Fidelity Life Insurance Company, Delta Life Insurance Company, Delta Fire and Casualty Insurance Company, Georgia Casualty & Surety Company, American Southern Insurance Company, American Safety Insurance Company, Association Casualty Insurance Company and Association Risk Management General Agency. He is the son-in-law of Mr. J. Mack Robinson and Mrs. Harriett J. Robinson, both members of Gray’s board of directors.

     William E. Mayher, III is a member of the 2002 Long Term Incentive Plan Committee, the Executive Committee, the Management Personnel Committee and the Audit Committee of Gray’s board of directors and has served as Chairman of Gray’s board of directors since August 1993. Dr. Mayher was a neurosurgeon in Albany, Georgia from 1970 to 1998. Dr. Mayher is Chairman of the Medical College of Georgia Foundation and a past member of the American Association of Neurological Surgeons. He also serves as a director of Palmyra Medical Centers.

     Richard L. Boger has served as a director of Gray since 1991. Mr. Boger is a member of the Audit Committee of Gray’s board of directors. Mr. Boger has been President and Chief Executive Officer of Lex-Tek International, Inc., an insurance software company, since February 2002 and was previously President and Chief Executive Officer of Export Insurance Services, Inc., an insurance brokerage and agency. Mr. Boger has also been a director of CornerCap Group of Funds, a “Series” investment company since prior to 1992.

     Ray M. Deaver has served as a director of Gray since January 2002. Mr. Deaver is Chairman of the Management Personnel Committee of Gray’s board of directors and a member of the 2002 Long Term Incentive Plan Committee. Prior to his appointment to Gray’s board of directors, Mr. Deaver served as Gray’s Regional Vice President-Texas from October 1999 until his retirement on December 31, 2001. He was the President and General Manager of KWTX Broadcasting Company and President of Brazos Broadcasting Company from November 1997 until their acquisition by Gray in October 1999. Prior to 1995, he was Vice President of KWTX Broadcasting Company and Brazos Broadcasting Company.

     Howell W. Newton has served as a director of Gray since 1991. Mr. Newton is Chairman of the Audit Committee of Gray’s board of directors. Mr. Newton has been President and Treasurer of Trio Manufacturing Co., a textile manufacturing company, since 1978.

     Hugh E. Norton has served as a director of Gray since 1987. He is Chairman of the 2002 Long Term Incentive Plan Committee and is a member of the Management Personnel Committee of Gray’s board of directors. Mr. Norton has been President of Norco, Inc., an insurance agency, since 1973. Mr. Norton is also a real estate developer in Destin, Florida.

     Harriett J. Robinson has served as a director of Gray since 1997. Mrs. Robinson has been a director of Atlantic American Corporation since 1989. Mrs. Robinson has also been a director of Delta Life Insurance Company and Delta Fire and Casualty Insurance Company since 1967. Mrs. Robinson is the wife of Mr. J. Mack Robinson and the mother-in-law of Mr. Hilton H. Howell, Jr.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the directors, executive officers and persons who own more than 10 percent of a registered class of a company’s equity securities to file with the SEC initial reports of ownership (Form 3) and reports of changes in ownership (Forms 4 and 5) of such class of equity securities. Such officers, directors and greater than 10 percent shareholders of a company are required by SEC regulations to furnish the company with copies of all such Section 16(a) reports that they file.

     To our knowledge, based solely on our review of the copies of such reports furnished to us during the year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and 10 percent beneficial owners were met, except that a Report on Form 4 for officer Frank Jonas was inadvertently filed late and Reports on Form 4 for each of directors Richard L. Boger, Ray M. Deaver, Hilton H. Howell, William E. Mayher, III, Howell W. Newton, Hugh E. Norton, Robert S. Prather, Jr., J. Mack Robinson and Harriett J. Robinson were inadvertently filed late to report an award of restricted stock to each director in January 2003.

Board Committees and Membership

     Gray’s board of directors has an Executive Committee. The Executive Committee has and may exercise all of the lawful authority of the full board of directors in the management and direction of the affairs of Gray, except as otherwise provided by law or as otherwise directed by Gray’s board of directors. All actions by the Executive Committee are subject to revision and alteration by Gray’s board of directors, provided that no rights of third parties shall be affected by any such revision or alteration. The Executive Committee held one meeting during 2002. The members of the Executive Committee are Messrs. Howell, Mayher, Prather and Robinson.

     Gray’s board of directors has an Audit Committee, the purpose of which is to review and evaluate the results and scope of the audit and other services provided by Gray’s independent accountants, as well as Gray’s accounting principles and system of internal accounting controls, and to review and approve any transactions between Gray and its directors, officers or significant shareholders. The Audit Committee held eight meetings during 2002. The members of the Audit Committee are Messrs. Boger, Mayher and Newton.

     Gray’s board of directors has a Management Personnel Committee, the purpose of which is to make recommendations with respect to executive salaries, bonuses and compensation and to serve as the nominating committee with respect to the principal officers and other committees of the board of directors, as well as making nominations respecting membership of Gray’s board of directors. The Management Personnel Committee will consider recommendations for director nominees submitted by shareholders. Shareholders wishing to recommend director candidates for consideration by the Management Personnel Committee may do so by writing to the Secretary of Gray, giving the candidate’s name, biographical data and qualifications. The Management Personnel Committee held one meeting in 2002, and its members are Messrs. Deaver, Mayher, and Norton.

     Gray’s board of directors has a 2002 Long Term Incentive Plan Committee which is a sub-committee of the Management Personnel Committee, the purpose of which is to make recommendations concerning grants of stock options, awards and grants under the Gray Television, Inc. 2002 Long Term Incentive Plan (the “2002 Incentive Plan”) and the Directors’ Plan. The 2002 Long Term Incentive Plan Committee held two meetings in 2002, and its members are Messrs. Deaver, Mayher and Norton.

     Gray’s board of directors held six meetings during 2002. During 2002, each of the directors attended at least 75% of the aggregate number of meetings of the board and meetings of all committees of the board on which such directors served.

Beneficial Share Ownership

     The following table sets forth certain information regarding the ownership of the Class A Common Stock and the Common Stock as of April 17, 2003 by (i) any person who is known to us to be the beneficial owner of more than five percent of the Class A Common Stock or the Common Stock, (ii) all directors, (iii) all executive officers named in the Summary Compensation Table herein and (iv) all directors and executive officers as a group. Warrants and options to acquire the Class A Common Stock or the Common Stock included in the amounts listed below are currently exercisable or will be exercisable within 60 days after April 17, 2003.

	Class A				Combined
	Common Stock		Common Stock		Voting
	Beneficially Owned		Beneficially Owned		Percent of
	(GTN.A)		(GTN)		Common and Class A
					Common
Name	Shares	Percent	Shares	Percent	Stock

Robert A. Beizer (1)	-0-	*	32,021	*	*
Richard L. Boger	3,736	*	18,931	*	*
Ray M. Deaver (2)	-0-	*	410,696	*	*
Hilton H. Howell, Jr. (3) (4) (5)	2,694,327	39.1%	378,247	*	24.3%
William E. Mayher, III	13,500	*	28,750	*	*
Howell W. Newton	2,625	*	12,500	*	*
Hugh E. Norton	13,500	*	28,750	*	*
Robert S. Prather, Jr. (3) (6)	2,246,660	32.8%	227,750	*	20.2%
Harriett J. Robinson (3) (5) (7)	3,939,932	54.5%	600,352	1.4%	34.5%
J. Mack Robinson (3) (5) (8)	3,939,932	54.5%	600,352	1.4%	34.5%
James C. Ryan (1)	-0-	*	41,977	*	*
Thomas J. Stultz (1)	2,250	*	26,186	*	*
Bull Run Corporation (9)	2,017,647	29.5%	11,750	*	18.0%
Baron Capital Group, Inc. (10)	-0-	*	3,517,000	8.1%	3.1%
Capital Research (11)	-0-	*	2,166,950	5.0%	1.9%
Mario J. Gabelli (12)	505,552	7.4%	4,132,409	9.5%	8.2%
Lincoln National Corp. (13)	-0-	*	3,468,908	8.0%	3.1%
George H. Nader (14)	359,998	5.3%	-0-	*	3.2%
Sandler Capital Management (15)	-0-	*	2,424,242	5.6%	2.2%
All directors and executive officers as a group	4,298,131	59.3%	1,609,660	3.7%	38.3%

*	Less than 1%.

(1)	Includes options to purchase the Common Stock, as follows: Mr. Beizer - 31,500 shares of the Common Stock, Mr. Ryan — 36,250 shares of Common Stock and Mr. Stultz — 25,000 shares of the Common Stock.

(2)	Includes 213,228 shares of the Common Stock owned by Mr. Deaver’s wife, as to which shares he disclaims beneficial ownership.

(3)	Includes 2,017,647 shares of the Class A Common Stock and 11,750 shares of the Common Stock owned by Bull Run Corporation, because Messrs. Howell, Prather and Robinson are directors and officers of Bull Run Corporation and Messrs. Prather and Robinson are principal shareholders of Bull Run Corporation. In addition, Mrs. Robinson is the spouse of Mr. Robinson. Each of Messrs. Howell, Prather and Robinson and Mrs. Robinson disclaims beneficial ownership of the shares owned by Bull Run Corporation.

(4)	Includes 59,075 shares of the Class A Common Stock owned by Mr. Howell’s wife directly and as trustee for her children, as to which shares he disclaims beneficial ownership.

(5)	Includes as to Messrs. Robinson and Howell and Mrs. Robinson, an aggregate of 545,605 shares of the Class A Common Stock and 173,000 shares of the Common Stock owned by certain companies of which Mr. Howell is an officer and a director, Mr. Robinson is an officer, director and a principal or sole shareholder and Mrs. Robinson is a director. Also includes warrants to purchase 37,500 shares of the Class A Common Stock owned by one of these companies.

(6)	Includes 225 shares of the Class A Common Stock and 200 shares of the Common Stock owned by Mr. Prather’s wife, as to which shares he disclaims beneficial ownership. Includes options to purchase 9,337 shares of the Class A Common Stock and options to purchase 191,000 shares of the Common Stock.

(7)	Includes: (1) an aggregate of 401,975 shares of the Class A Common Stock and 102,950 shares of the Common Stock, options to purchase 10,000 shares of the Class A Common Stock, options to purchase 190,000 shares of the Common Stock and warrants to purchase 75,000 shares of the Class A Common Stock owned by Mrs. Robinson’s husband; (2) warrants to purchase 112,500 shares of the Class A Common Stock; and (3) 356,380 shares of the Class A Common Stock, 43,750 shares of the Common Stock and warrants to purchase 150,000 shares of the Class A Common Stock owned by Mrs. Robinson, as trustee for her daughters. Mrs. Robinson disclaims beneficial ownership of all such securities. Mrs. Robinson’s address is 4370 Peachtree Road NE, Atlanta, Georgia 30319.

(8)	Includes: (1) options to purchase 10,000 shares of the Class A Common Stock and options to purchase 190,000 shares of the Common Stock; (2) warrants to purchase 75,000 shares of the Class A Common Stock held by Mr. Robinson; and (3) 589,705 shares of the Class A Common Stock and 121,650 shares of the Common Stock owned by Mr. Robinson’s wife directly and as trustee for their daughters, warrants to purchase 262,500 shares of the Class A Common Stock held by Mr. Robinson’s wife directly and as trustee for their daughters. Mr. Robinson disclaims beneficial ownership of all such securities. Mr. Robinson’s address is 4370 Peachtree Road NE, Atlanta, Georgia 30319.

(9)	The address of Bull Run Corporation is 4370 Peachtree Road NE, Atlanta, Georgia 30319.

(10)	This information was furnished to Gray on a Schedule 13G filed by Baron Capital Group, Inc. The Schedule 13G reports beneficial ownership of the Common Stock as follows: BAMCO, Inc. — 3,021,000 and Baron Capital Management — 496,000. The address of Baron Capital Group, Inc. is 767 Fifth Avenue, New York, New York.

(11)	This information was furnished to Gray on a Schedule 13G filed by Capital Research and Management Company. The address of Capital Research and Management Company is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.

(12)	This information was furnished to Gray on a Schedule 13D filed by Gabelli Funds, Inc. and also by Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer. The Schedule 13D reports the beneficial ownership of the Class A Common Stock as follows: Gabelli Funds, LLC — 77,125 shares; GAMCO Investors, Inc. — 383,700 shares; Gabelli Securities, Inc. — 4,527 shares, Gabelli Advisers, Inc. — 2,500 shares and MJG Associates, Inc. — 37,700. The Schedule 13D reports the beneficial ownership of the Common Stock as follows: Gabelli Funds, LLC — 1,545,976 shares; GAMCO Investors, Inc. — 2,469,203 shares, Gabelli Securities, Inc. — 10,730, Gabelli Advisers, Inc. — 28,000 shares and MJG Associates, Inc. — 78,500. The address of Mr. Gabelli and Gabelli Funds, Inc. is One Corporate Center, Rye, New York 10580.

(13)	This information was furnished to Gray on a Schedule 13G filed by Lincoln National Corp. The address of Lincoln National Corp. is One Commerce Square, 2005 Market Street, Philadelphia, Pennsylvania 19103.

(14)	Mr. Nader’s address is P.O. Box 271, 1011 Fifth Avenue, West Point, Georgia 31833.

(15)	This information was furnished to Gray on a Schedule 13G filed by Sandler Capital Management. The address of Sandler Capital Management is 767 Fifth Avenue, 45th Floor, New York, New York 10153.

Executive Compensation

     The following table sets forth a summary of the compensation of Gray’s Chief Executive Officer and the four other most highly compensated officers for the year ended December 31, 2002 (the “named executive officers”).

Summary Compensation Table

				Long Term
				Compensation Awards

					Securities
	Annual Compensation			Restricted	Underlying
Name and				Stock	Options	All Other
Principal Position	Year	Salary ($)	Bonus ($)	Awards	SARs (#)	Compensation ($)

J. Mack Robinson,	2002	200,000	-0-	-0-	177,000	28,755	(1)
Chairman, Chief	2001	200,000	-0-	-0-	-0-	28,455	(1)
Executive Officer	2000	200,000	-0-	-0-	100,000	26,860	(1)
and Director
Robert S. Prather, Jr.(6)	2002	220,000	275,000	-0-	177,000	23,045	(2)
President and Chief Operating	2001	-0-	-0-	-0-	-0-	18,000	(2)
Officer and Director	2000	-0-	-0-	-0-	100,000	20,400	(2)
Thomas J. Stultz,	2002	255,000	150,000	-0-	32,500	7,866	(3)
Vice President,	2001	250,000	10,000	-0-	-0-	7,866	(3)
President-Publishing Division	2000	240,000	50,000	-0-	25,000	7,179	(3)
James C. Ryan	2002	182,000	125,000	-0-	45,000	5,393	(4)
Senior Vice President &	2001	177,000	-0-	-0-	-0-	5,393	(4)
Chief Financial Officer	2000	167,000	50,000	-0-	25,000	5,267	(4)
Robert A. Beizer,	2002	250,000	-0-	-0-	-0-	8,166	(5)
Vice President-Law	2001	245,000	-0-	-0-	29,500	7,878	(5)
& Development	2000	231,000	-0-	-0-	21,000	11,455	(5)

(1)	For 2002, includes term life insurance premiums of $6,205, matching contributions by Gray’s 401(k) plan of $4,250 and director’s fees of $18,300. For 2001, includes term life insurance premiums of $6,205, matching contributions by Gray’s 401(k) plan of $4,250 and director’s fees of $18,000. For 2000, includes term life insurance premiums of $6,180 and director’s fees of $20,680.

(2)	Includes term life insurance premiums of $3,096 for 2002, long term disability insurance premium payments of $2,249 for 2002, and director’s fees of $17,700, $18,000 and $20,400 for 2002, 2001 and 2000, respectively.

(3)	Includes matching contributions by Gray to its 401(k) plan of $4,250 for each of 2002, 2001 and 2000. Also includes term life insurance premiums of $1,794, $1,794, and $1,107 paid or accrued for 2002, 2001, and 2000, respectively, and long-term disability insurance premium payments or accruals of $1,822 for each of 2002, 2001 and 2000.

(4)	Includes matching contributions by Gray to its 401(k) plan of $4,250 for each of 2002, 2001 and 2000. Includes term life insurance premiums of $637, $637 and $511 for 2002, 2001 and 2000, and long-term disability insurance premium payments or accruals of $506 for each of 2002, 2001 and 2000.

(5)	Includes matching contributions by Gray to its 401(k) plan of $288 and $3,741 for 2002 and 2000. Also includes term life insurance premiums of $5,148 paid or accrued for each of 2002, 2001 and 2000. Includes long-term disability insurance premium payments or accruals of $2,730 for each of 2002, 2001 and $2,566 for 2000.

(6)	Mr. Prather was appointed Gray’s Executive Vice President — Acquisitions in 1996, but received no salary for that position until January 2002. In September 2002, he was appointed President and Chief Operating Officer of Gray.

     Stock Options Granted in 2002

     Under the 2002 Incentive Plan, which was approved by Gray’s shareholders on September 16, 2002, all officers and key employees are eligible for grants of stock options and other stock-based awards. Options granted are exercisable over a three-year period beginning on the second anniversary of the grant date and also generally expire one month after termination of employment. The total number of shares available for issuance for future awards under the 2002 Incentive Plan is 2,130,885 shares of the Common Stock, subject to adjustment in the event of any change in the outstanding shares of such stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation or other similar changes generally affecting shareholders of Gray.

     The 2002 Incentive Plan was implemented to replace the Gray Television, Inc. 1992 Long Term Incentive Plan (the “1992 Incentive Plan”) for purposes of future awards. Under the 1992 Incentive Plan, all officers and key employees were eligible for grants of stock options and other stock-based awards. Options granted under the 1992 Incentive Plan are exercisable over a three-year period beginning on the second anniversary of the grant date and also expire one month after termination of employment. As of December 31, 2002, options to acquire 2,632,015 shares of the Common Stock and options to acquire 19,337 shares of the Class A Common Stock were outstanding. No additional options may be granted under the 1992 Incentive Plan.

     Both the 1992 Incentive Plan and 2002 Incentive Plan (together, the “Plans”) are administered by the 2002 Long Term Incentive Plan Committee, which consists of members of the Management Personnel Committee of the board of directors who are not eligible for selection as participants under the Plans. The Plans are intended to provide additional incentives and motivation for our employees. The 2002 Long Term Incentive Plan Committee is authorized in its sole discretion to determine the individuals to whom options will be granted, the type and amount of such options and awards and the terms thereof; and to prescribe, amend and rescind rules and regulations relating to the Plans, among other things. The following table contains information on stock options granted during the year ended December 31, 2002. Options that were granted during 2002 were under the Plans and were options to purchase the Common Stock. No stock appreciation rights were granted in 2002.

Option Grants In 2002

					Potential Realizable
	Individual Grants				Value at Assumed
					Annual Rates of
	Number of	% Of Total			Stock Price
	Securities	Options			Appreciation for
	Underlying	Granted To	Exercise or		Option Term (1)
	Options	Employees in	Base Price	Expiration
Name	Granted	2002	($/Share)	Date	5% ($)	10% ($)

Mr. Robinson	67,000	5.7	11.23	01/07/2007	207,877	459,354
	110,000	9.4	10.95	09/30/2007	332,781	735,359
Mr. Prather	67,000	5.7	11.23	01/07/2007	207,877	459,354
	110,000	9.4	10.95	09/30/2007	332,781	735,359
Mr. Stultz	10,000	0.9	11.23	01/07/2007	31,026	68,560
	22,500	1.9	10.95	09/30/2007	68,069	150,414
Mr. Ryan	25,000	2.1	11.23	01/07/2007	77,566	171,401
	20,000	1.7	10.95	09/30/2007	60,506	133,702
Mr. Beizer	-0-	-0-	-0-	N/A	-0-	-0-

(1)	Amounts reported in these columns represent amounts that may be realized upon exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect Gray’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and the Common Stock holdings will be dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected would be received by the option holder.

     Stock Options Exercised

     The following table sets forth information about stock options that were exercised during 2002 and the number of shares and the value of grants outstanding as of December 31, 2002 for each named executive officer.

Aggregated Option Exercises in 2002
and December 31, 2002 Option Values

				Number of Securities		Value of Unexercised
		Shares		Underlying Unexercised		In-The-Money
	Class of	Acquired	Value	Options at 12/31/02		Options at 12/31/02 ($) (1)
	Common	On	Realized
Name	Stock	Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Mr. Robinson	Class A	-0-	-0-	10,000	-0-	-0-	-0-
	Common	-0-	-0-	190,000	177,000	-0-	-0-
Mr. Prather	Class A	-0-	-0-	9,337	-0-	-0-	-0-
	Common	-0-	-0-	191,000	177,000	-0-	-0-
Mr. Stultz	Common	-0-	-0-	25,000	32,500	-0-	-0-
Mr. Ryan	Common	-0-	-0-	36,250	45,000	-0-	-0-
Mr. Beizer	Common	-0-	-0-	31,500	29,500	-0-	-0-

(1)	Value is based on the closing price of the Class A Common Stock and the Common Stock of $11.85 and $9.75, respectively at December 31, 2002, less the exercise price.

     Retirement Plan

     Gray sponsors a defined benefit pension plan, intended to be tax qualified, for certain of its employees and the employees of all of its subsidiaries, which have been designated as participating companies under the plan. A participating employee who retires on or after attaining age 65 and who has completed five years of service upon retirement may be eligible to receive during his lifetime, in the form of monthly payments, an annual pension equal to (i) 22% of the employee’s average earnings for the highest five consecutive years during the employee’s final 10 years of employment multiplied by a factor, the numerator of which is the employee’s years of service credited under the plan before 1994 and the denominator of which is the greater of 25 or the years of service credited under the plan, plus (ii) 0.9% of the employee’s monthly average earnings for the highest five consecutive years in the employee’s final 10 years of employment added to 0.6% of monthly average earnings in excess of Social Security covered compensation, multiplied by the employee’s years of service credited under the plan after 1993, with a maximum of 25 years minus years of service credited under (i) above. For participants as of December 31, 1993, there is a minimum benefit equal to the projected benefit under (i) at that time. For purposes of illustration, annual estimated pension payments upon retirement of participating employees in specified salary classifications are shown in the following table:

Pension Plan Table

	Years of Service

Remuneration (1)	10	15	20	25	30	35

$ 15,000	$1,347	$2,007	$2,667	$3,327	$3,300	$3,300
25,000	2,245	3,345	4,445	5,545	5,500	5,500
50,000	5,060	7,260	9,460	11,660	11,000	11,000
75,000	8,655	11,955	15,255	18,555	16,500	16,500
100,000	12,250	16,650	21,050	25,450	22,000	22,000
150,000	19,440	26,040	32,640	39,240	33,000	33,000
200,000	26,630	35,430	44,230	53,030	44,000	44,000
250,000 and above	26,799	36,445	46,091	55,737	44,813	44,000

(1)	Five-year average annual compensation.

     Employees may become participants in the plan, provided that they have attained age 21 and have completed one year of service. Average earnings are based upon the pension compensation paid to a participating employee by a participating company. Pension compensation for a particular year as used for the calculation of retirement benefits includes salaries, overtime pay, commissions and incentive payments received during the year and the employee’s contribution to the Gray Television, Inc. Capital Accumulation Plan (the “Capital Accumulation Plan”), described below. Pension compensation for 2002 differs from compensation reported in the Summary Compensation Table in that pension compensation includes any annual incentive awards received in 2002 for services in 2001 rather than the incentive awards paid in 2003 for services in 2002. The maximum annual compensation considered for pension benefits under the plan in 2002 was $200,000.

     Benefits are computed on a straight life annuity basis and are not subject to any deduction for Social Security or other offset amounts.

     As of December 31, 2002, the named executive officers of Gray have the following years of credited service:

Name	Years of Credited Service

J. Mack Robinson	4
Robert S. Prather, Jr.	1
Thomas J. Stultz	7
James C. Ryan	4
Robert A. Beizer	7

     Capital Accumulation Plan

     Effective October 1, 1994, we adopted the Capital Accumulation Plan for the purpose of providing additional retirement benefits for substantially all employees. The Capital Accumulation Plan is intended to meet the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended.

     Contributions to the Capital Accumulation Plan are made by the employees of Gray. Gray matches a percentage of each employee’s contribution which does not exceed 6% of the employee’s gross pay. The percentage to be matched by Gray is determined by the board of directors before the beginning of each calendar year and is made with a contribution of the Common Stock. The percentage of the employee’s contribution (up to 6% of the employee’s gross pay) matched by Gray for the year ended December 31, 2002 was 50%. In addition, in January 2003 Gray made an additional contribution to each participant in the Capital Accumulation Plan equal to 1% of such participant’s annual salary for the year ended December 31, 2002. Gray also plans to make this additional 1% contribution to all participants for the year ended December 31, 2003. Gray’s matching contributions vest based upon an employee’s number of years of service, over a period not to exceed three years.

Compensation of Directors

     The standard arrangement for directors’ fees is set forth in the table below.

Description	Amount

Chairman of the board’s annual retainer fee	$25,000
Director’s annual retainer fee	18,000
Director’s fee per board meeting	1,500
Chairman of the Board fee per board meeting	1,800
Audit Committee chairman fee per committee meeting	2,000
Audit Committee member fee per committee meeting	1,800
Other Committee chairman fee per committee meeting	1,800
Other Committee member fee per committee meeting	1,500

     Directors are paid the above fee arrangement for participation by telephone in any meeting of the board of directors or any committee thereof.

     In addition, through December 31, 2002, Gray had a Non-Qualified Stock Option Plan for non-employee directors that provided for the annual grant of options to purchase up to 11,250 shares of the common stock at a price per share equal to the market price at the time of grant. Such options were exercisable until the end of the first month following the end of the year of the grant. The Directors’ Plan, described in Proposal Two below, is designed to replace the Non-Qualified Stock Option Plan.

Compensation Committee Interlocks and Insider Participation

     Ray M. Deaver, William E. Mayher, III, and Hugh Norton are the members of the Management Personnel Committee, which serves as the Compensation Committee of Gray. During 2002, Richard L. Boger, Robert S. Prather, Jr. and J. Mack Robinson also served as members of the committee. Mr. Robinson, Chairman and Chief Executive Officer and a director of Gray, serves on the Compensation Committee of Bull Run Corporation. Mr. Prather, President and Chief Operating Officer and a director of Gray, also serves as President, Chief Executive Officer and director of Bull Run Corporation. Hilton H. Howell, Jr., Vice Chairman and director of Gray also serves as Vice President, Secretary and a director of Bull Run Corporation.

     Gray Kentucky Television, Inc., a subsidiary of Gray (“Gray Kentucky”), is a party to a rights sharing agreement with Host Communications, Inc., a wholly owned subsidiary of Bull Run Corporation (“Host”). Pursuant to this agreement, the parties agreed to exploit Host’s rights to broadcast and market certain University of Kentucky football and basketball games and related activities. Pursuant to such agreement, Gray Kentucky is licensed to broadcast certain University of Kentucky football and basketball games and related activities. Under this agreement, Gray Kentucky also provides Host with production and certain marketing services and Host provides accounting and various marketing services. During the year ended December 31, 2002, Gray paid approximately $125,000 under this rights sharing agreement.

     On April 22, 2002, Gray issued a total of $40 million of a new Series C redeemable and convertible preferred stock. Gray issued $31.4 million to a limited number of outside accredited investors, and $8.6 million to J. Mack Robinson, Harriett J. Robinson and certain of their affiliates in exchange for all of the outstanding shares of Gray Series A preferred stock and Series B preferred stock on a one-for-one basis. Shares of the Series C convertible preferred stock are convertible into the Common Stock at an initial conversion price of $14.39 per share, subject to customary adjustments. During 2002, Gray paid preferred stock dividends of $665,904 to affiliated holders of Gray Series A, Series B and Series C preferred stock, which consisted of J. Mack Robinson and certain of his affiliates.

     For advisory services rendered by Bull Run Corporation to Gray in connection with the acquisition of Stations Holding Company, Inc., Gray paid to Bull Run Corporation $5,000,000 on June 10, 2002. Gray does not intend to compensate Bull Run Corporation for such advisory or similar services in the future.

     Gray obtains certain workers compensation insurance coverage from Georgia Casualty & Surety Co., which is a wholly-owned subsidiary of Atlantic American Corporation, a publicly traded company in which J. Mack Robinson and certain of his affiliates have a substantial ownership interest. During 2002, Gray paid insurance premiums of approximately $238,108 to Georgia Casualty.

     Gray obtains certain liability, umbrella and workers’ compensation insurance coverages through Insurance Associates of Georgia. During 2002, in connection with these coverages, Insurance Associates of Georgia paid commissions of $95,538 to Norco, Inc., an insurance agency of which Hugh E. Norton, a director of Gray, is the President.

     In transactions completed on April 15 and April 16, 2003, Gray purchased warrants held by Bull Run Corporation for an aggregate of 1,106,250 shares of Class A Common Stock and 100,000 shares of Common Stock of Gray. The total purchase price was $5,120,938 which was paid in cash. The warrants were cancelled effective April 16, 2003. A committee of independent directors approved the transaction. An investment banking firm of national standing advised the committee with respect to the fairness of the transaction.

Report of Management Personnel Committee on Executive Compensation

     The Management Personnel Committee of the board of directors administers our executive compensation program.

     The goals of our executive compensation program for 2002 were to attract, retain, motivate and reward qualified persons serving as executive officers. To achieve such goals we rely primarily on salaries, bonuses, options and other compensation for each of our executive officers. Under current policy, our Chief Executive Officer determines the recommended annual compensation level, including bonuses, for all other officers of Gray and its subsidiaries, and then submits these recommendations to the Management Personnel Committee for its review and approval. Such determinations of the Management Personnel Committee are reported to the full board of directors, which then has the opportunity to consider and amend such determinations concerning the compensation payable to executive officers. In 2002, the full board of directors approved the determinations of the Management Personnel Committee with respect to compensation without making any changes thereto. The Management Personnel Committee’s policy for determining an executive’s salary, bonus and stock option grants is based on the responsibility of such executive, his or her impact on the operations and profitability of Gray or the business unit for which such executive has operating responsibility and the knowledge and experience of such executive.

     In 2002, the Management Personnel Committee utilized the foregoing criteria to determine executive salaries, bonuses and option grants and such salaries, bonuses and option grants are consistent with the foregoing policy. An executive’s annual bonus is based on a percentage of his or her annual base salary. These considerations are subjective in nature and the Management Personnel Committee does not assign relative weights thereto. For 2002, bonuses ranged from 0% to 148% of an executive’s base salary. Whether or not a bonus is in fact earned by an executive is linked to the attainment, by Gray or the business unit for which such executive has operating responsibility, of predetermined operating profit targets based on budgeted operating revenues (which is an objective analysis) and the individual’s contribution to Gray or the business unit (which is a subjective analysis). The Management Personnel Committee approves the operating profit targets annually. When measuring an executive’s individual contribution and performance, the Management Personnel Committee examines the factors, as well as qualitative factors that necessarily involve a subjective judgment by the Management Personnel Committee. In making such subjective determination, the Management Personnel Committee does not base its determination on any single performance factor nor does it assign relative weights to factors, but considers a mix of factors, including evaluations of superiors, and evaluates an individual’s performance against such mix in absolute terms in relation to other executives at Gray. In deciding whether or not to grant an option to an individual and in determining the number of shares subject to an option so granted, the Management Personnel Committee takes into account subjective considerations, including the level of such executive’s position and the individual’s contribution to Gray. Although the Management Personnel Committee believes that its compensation structure is similar to that of other comparable communications companies, it did not specifically compare such structure with that of other companies in 2002.

     The annual compensation of Mr. Robinson, Gray’s Chairman and Chief Executive Officer, was set by the Management Personnel Committee at $200,000 in 2002. His compensation was set after reviewing Gray’s overall performance, success in meeting strategic objectives and the Chief Executive Officer’s personal leadership and accomplishments.

     Submitted by the Management Personnel Committee of the Board of Directors

Ray M. Deaver, Chairman William E. Mayher, III Hugh E. Norton

Certain Relationships and Related Party Transactions

     J. Mack Robinson, Chairman and Chief Executive Officer and a director of Gray, is Chairman of the Board of Bull Run Corporation and the beneficial owner of approximately 30.0% of the outstanding shares of Bull Run Corporation common stock (including certain shares as to which such beneficial ownership is disclaimed by Mr. Robinson). Robert S. Prather, Jr., President and Chief Operating Officer and a director of Gray, is President, Chief Executive Officer and a director of Bull Run Corporation and the beneficial owner of approximately 8.6% of the outstanding shares of Bull Run Corporation common stock (including certain shares as to which such beneficial ownership is disclaimed by Mr. Prather). Bull Run Corporation is the owner of 4.0% of the total outstanding Gray Common Stock. Hilton H. Howell, Jr., Vice Chairman and a director of Gray, is Vice President, Secretary and a director of Bull Run Corporation. Bull Run Corporation and the executive officers and directors mentioned above, and their affiliates, through beneficial ownership hold or have the right to vote in the aggregate approximately 37.5% in voting power of the currently outstanding Common Stock and Class A Common Stock.

     Harriett J. Robinson serves as a director of Delta Life Insurance Company and Delta Fire and Casualty Insurance Company, which are both holders of a portion of Gray’s Series C convertible preferred stock.

     J. Mack Robinson is the father-in-law and Harriett J. Robinson is the mother-in-law of Hilton H. Howell, Jr. Mr. and Mrs. Robinson are husband and wife.

     See “Compensation Committee Interlocks and Insider Participation” for a description of the business relationships among Gray, Messrs. Robinson and Prather, Host and Bull Run Corporation.

Stock Performance Graph

     The following graphs compare the cumulative total return of the Common Stock and the Class A Common Stock from December 31, 1997 to December 31, 2002 as compared to the stock market total return indexes for (1) The New York Stock Exchange Market Index and (2) The New York Stock Exchange Industry Index based upon the Television Broadcasting Stations Index on December 31, 1997.

     The graphs assume the investment of $100 in the Common Stock and the Class A Common Stock, the New York Stock Exchange Market Index and the NYSE Television Broadcasting Stations Index on December 31, 1997. Dividends are assumed to have been reinvested as paid.

COMMON STOCK

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Common Stock	100.00	79.97	79.33	86.91	61.84	58.43
TV broadcasting stations	100.00	71.69	125.50	99.59	97.09	79.68
NYSE market index	100.00	118.99	130.30	133.40	121.52	99.27

CLASS A COMMON STOCK

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Class A Common Stock	100.00	104.92	101.81	91.58	80.79	69.37
TV broadcasting stations	100.00	71.69	125.50	99.59	97.09	79.68
NYSE market index	100.00	118.99	130.30	133.40	121.52	99.27

Report of Audit Committee

     The Audit Committee of our board of directors was comprised of three directors in 2002 who were and continue to be independent and financially literate within the meaning of the New York Stock Exchange listing standards regarding audit committees. In accordance with its written charter, which was approved and adopted in its current form by our board of directors on October 11, 2001, the Audit Committee assists our board of directors in oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Gray. In addition, the Audit Committee recommends to the full board of directors the selection of our independent accountants.

     Management has primary responsibility for Gray’s financial statements and the overall reporting process, including Gray’s system of internal controls. PricewaterhouseCoopers LLP, our independent accountants, audits the annual consolidated financial statements prepared by management and expresses an opinion on whether those statements fairly present in all material respects our financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed our audited consolidated financial statements for the year ended December 31, 2002 and discussed them with both management and PricewaterhouseCoopers LLP.

     The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards No. 1, Independence Discussions with Audit Committees, issued by the Independence Standards Board, and has discussed with PricewaterhouseCoopers LLP its independence from Gray. In addition, the Audit Committee has considered whether the provision of the non-audit services provided by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

     Based upon this review, the Audit Committee recommended to the full board of directors that our audited consolidated financial statements be included in Gray’s Annual Report on Form 10-K for the year ended December 31, 2002 and filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors

Howell W. Newton, Chairman Richard L. Boger William E. Mayher, III

     The foregoing report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by Gray with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Gray specifically incorporates the report by reference in any such document.

Change in Certifying Accountant

     On January 2, 2002, Ernst & Young LLP was dismissed as Gray’s principal accountant. We retained PricewaterhouseCoopers LLP as Gray’s principal independent accountants, effective January 7, 2002. The decision to change accountants was recommended by the Audit Committee and approved by Gray’s board of directors.

     The audit reports of Ernst & Young LLP on our consolidated financial statements for the year ended December 31, 2000 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

     During the year ended December 31, 2000, and through January 2, 2002, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosures or audit scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference to the subject matter of the disagreement in their report on the consolidated financial statements for such year.

     During the year ended December 31, 2000 and through January 2, 2002, there have occurred none of the “reportable events” listed in Item 304(a)(1)(v) of Regulation S-K.

     Ernst & Young LLP was provided a copy of the above disclosures, also set forth in our current report on Form 8-K filed with the SEC on January 7, 2002, and was requested to furnish Gray with a letter addressed to the SEC stating whether it agreed with the above statements and, if not, stating the respects in which it did not agree. Ernst & Young’s letter concurring with the disclosures was filed as an exhibit to the Form 8-K.

     We engaged PricewaterhouseCoopers LLP as our new independent accountant as of January 7, 2002. During the years ended December 31, 2001 and 2000, and through January 7, 2002, we did not consult with PricewaterhouseCoopers LLP regarding any matters specified in Items 304(a)(2)(i) or (ii) of Regulation S-K.

     PricewaterhouseCoopers LLP audited our annual financial statements for the years ended December 31, 2002 and 2001 and we have selected PricewaterhouseCoopers LLP as our principal accountant to audit our financial statements for the year ending December 31, 2003. A representative of PricewaterhouseCoopers LLP is expected to be present at the 2003 Annual Meeting, will have the opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

Fees of PricewaterhouseCoopers LLP

     Audit Fees. The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of our consolidated financial statements for the year ended December 31, 2002 were $250,000.

     Financial Information System Design and Implementation Fees. There were no fees billed by PricewaterhouseCoopers LLP for professional services rendered for financial information systems design and implementation for the year ended December 31, 2002.

     All Other Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered, other than for the services described above, were $558,300 for the year ended December 31, 2002. These fees are primarily related to services provided in connection with acquisition due diligence and filings with the SEC under the Securities Act of 1933 during 2002.

PROPOSAL TWO: APPROVAL OF THE
GRAY TELEVISION, INC. DIRECTORS’ RESTRICTED STOCK PLAN

     Gray’s board of directors has approved and recommends that you approve the Gray Television, Inc. Directors’ Restricted Stock Plan (the “Directors’ Plan”). The principal purpose of the plan is to attract and retain qualified persons for service as members of the board of directors and to encourage ownership in Gray by such directors by granting shares of the Common Stock subject to the restrictions described below.

     A summary of the Directors’ Plan appears below. This summary is qualified in its entirety by reference to the full text of the Directors’ Plan, which is attached as Appendix A to this proxy statement.

     Gray’s board of directors unanimously recommends that you vote “FOR” approval of the Directors’ Plan.

Summary of the Directors’ Plan

     Administration. The Directors’ Plan will be administered by the 2002 Long Term Incentive Plan Committee. Subject to any general guidelines established by Gray’s board, the determinations of the committee will be made in accordance with their judgment as to the best interest of Gray and its shareholders. Determinations, interpretations or other actions made or taken by the committee pursuant to the provisions of the Directors’ Plan will be final and binding for all purposes and upon all participants.

     Eligibility. All members of Gray’s board of directors are eligible to participate in the Directors’ Plan. Gray’s board of directors currently consists of nine members.

     Awards of Restricted Stock. Restricted stock consists of stock issued or transferred under the Directors’ Plan as a bonus at no purchase price on the date of issuance or transfer. Restricted stock awards may not be disposed of by the recipient until the restrictions established by the committee administering the Directors’ Plan lapse, and in any event, such restricted stock may not be disposed of for not less than six months following the date of grant. In addition, such restrictions may include forfeiture upon termination of the participant’s membership on the board or upon nonperformance of performance goals established by the committee, or may grant Gray the right to reacquire such restricted stock at the purchase price, if any, originally paid upon termination of the participant’s membership on the board or upon nonperformance of performance goals established by the committee. Further, participants have voting rights with respect to the restricted shares and are entitled to all dividends paid with respect to restricted stock during the period which the sale of such stock is restricted and will not be required to return any such dividends to Gray in the event of the forfeiture of the restricted stock.

     Shares Subject to the Directors’ Plan. Under the Directors’ Plan, a maximum of 10,000 shares of restricted stock may be awarded to any participant during any calendar year. To the extent any shares of restricted stock covered by an award are not delivered to a participant because the award is forfeited or canceled, or the shares of restricted stock are not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of restricted stock available for awards under the Directors’ Plan.

     Adjustments and Amendments of the Directors’ Plan. Adjustments in the Directors’ Plan and in outstanding awards will be made to reflect stock dividends, recapitalizations and similar events. Subject to any applicable shareholder approval requirements, the board of directors has the right to amend or terminate the Directors’ Plan at any time; provided that no amendment or termination may adversely affect the rights of any participant or beneficiary under any award granted under the Directors’ Plan prior to the date such amendment is approved by the board.

     The Directors’ Plan will not be subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Directors’ Plan is not, nor is it intended to be, qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

     Change in Control. The Directors’ Plan provides that in the event of a change of control of Gray, all shares of restricted stock will become immediately and fully transferable, and all periods of restriction will expire and the committee will be deemed to waive any automatic forfeitures provided with respect to any award. However, persons subject to Section 16 of the Exchange Act may not dispose of any shares of restricted stock until six (6) months following the date of grant of the restricted stock.

     A “change of control” is deemed to have occurred if (1) any person becomes the beneficial owner of 45 percent or more of the combined voting power of Gray’s then outstanding shares; (2) during any period of two consecutive years individuals who at the beginning of such period constitute the board cease for any reason to constitute at least a majority thereof, unless the election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (3) there is consummated any consolidation or acquisition in which Gray is not the continuing or surviving corporation or pursuant to which shares of Gray common stock are converted into cash, securities or other property; (4) there is consummated any consolidation or acquisition of Gray in which Gray is the continuing corporation in which the holders of Gray common stock immediately prior to the acquisition do not own 51% percent or more of the stock of the surviving corporation immediately after the acquisition; (5) there is consummated any sale, lease, exchange or other transfer of substantially all of Gray’s assets; or (6) the shareholders of Gray approve any plan or proposal for the liquidation or dissolution of Gray.

     Certain Federal Income Tax Consequences. The following discussion is designed to provide a summary of the material tax consequences with respect to awards granted under the Directors’ Plan as of the date of this proxy statement. In addition to the tax consequences described below, (1) directors of Gray subject to Section 16(b) of the Securities Exchange Act of 1934, may be subject to special rules regarding the income tax consequences concerning their restricted shares and (2) any entitlement to a tax deduction on the part of Gray is subject to the applicable Federal tax rules, including, those relating to the $1 million limitation on deductible compensation.

     The Federal income tax consequences of a restricted stock award granted under the Directors’ Plan will depend, in large measure, on the restriction placed on the stock. In general, if the stock is “not transferable” and subject to a “substantial risk of forfeiture,” as described above, then, unless the recipient makes an 83(b) election, he or she will recognize ordinary income equal to the fair market value of the stock in the year the stock is either transferable or not subject to a substantial risk of forfeiture. If the recipient makes an 83(b) election, he or she will recognize ordinary income equal to the fair market value of the stock at the time of the award. Any gain or loss on a subsequent sale of the stock will be his or her long-term or short-term capital gain or loss depending on the recipient’s holding period for the stock. Gray will generally be entitled to a deduction equal to the amount of ordinary income recognized by the recipient.

Additional Information Regarding New Plan Benefits

     The following table sets forth the dollar value and number of shares of restricted stock approved for grant by Gray’s board of directors under the Directors’ Plan. Only directors of Gray are eligible for awards under the Directors’ Plan.

	Dollar Value of	Number of Shares of
Name and Position	Awards	Restricted Stock

J. Mack Robinson
Chairman and Chief Executive Officer	51,500	5,000
Robert S. Prather, Jr.
President and Chief Operating Officer	51,500	5,000
Thomas J. Stultz
Vice President, President — Publishing Division	-0-	-0-
James C. Ryan
Senior Vice President — Chief Financial Officer	-0-	-0-
Robert A. Beizer
Vice President — Law and Development	-0-	-0-
All Executive Officers as a Group	154,500	15,000
All Non-Executive Directors as a Group	309,000	30,000
All Non-Executive Officer Employees as a Group	-0-	-0-

(1)	Based on the $10.30 closing price of the Common Stock on April 23, 2003.

(2)	The restrictions on the restricted shares granted in January 2003 lapse as to 20% of the shares on the first anniversary of the grant date and 20% on the second, third, fourth and fifth anniversaries of the grant date.

     Future awards under the Directors’ Plan are based upon the discretion of Gray’s board of directors and Gray’s performance. Accordingly, future awards under the Directors’ Plan are not determinable at this time. Reference is made to the sections captioned “Summary Compensation Table,” “Option Grants in 2002” and “Aggregated Option Exercises in 2002 and December 31, 2002 Option Values” at pages 9 through 12 of this proxy statement for detailed information on stock incentive awards and exercises of such awards by certain executive officers under the 1992 Incentive Plan and 2002 Incentive Plan during the three most recent fiscal years.

Equity Compensation Plan Information

     The following table gives information about the Common Stock and Class A Common Stock that may be issued upon the exercise of options, warrants and rights under all existing equity compensation plans as of December 31, 2002.

Equity Compensation Plan Information

			Number of
			securities
			remaining available
	Number of		for future issuance
	securities to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in 1st
Plan Category	and rights	and rights	column)

Common
Equity compensation plans approved by security holders (1)	2,552,015	$10.46	2,130,885
Equity compensation plans not approved by security holders(2)	80,000	$10.75	-0-

Total	2,632,015	N/A	2,130,885

Class A Common
Equity compensation plans approved by security holders (3)	19,337	$17.81	1,350
Equity compensation plans not approved by security holders	-0-	$-0-	-0-

Total	19,337	N/A	1,350

(1)	Includes securities available for future issuance under the 1992 Incentive Plan, the 2002 Incentive Plan and the Non-Qualified Stock Option Plan for non-employee directors.

(2)	On September 21, 2000, we issued to Hilton H. Howell, Jr., a director and Vice Chairman of Gray, an option to purchase 80,000 shares of Gray Common Stock at an exercise price of $10.75, which represented the fair market value of the Gray Common Stock on the date of grant. The option became exercisable in equal 50% annual increments on the first and second anniversaries of date of grant. The option expires on September 20, 2005.

(3)	Includes securities available for future issuance under the 1992 Incentive Plan.

PROPOSAL THREE: APPROVAL OF THE
GRAY TELEVISION, INC. EMPLOYEE STOCK PURCHASE PLAN

     Gray’s board of directors has approved and recommends that the shareholders approve the adoption of the Gray Television, Inc. Employee Stock Purchase Plan (the “Stock Purchase Plan”). The Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code and to provide eligible employees of Gray with an opportunity to purchase the Common Stock through payroll deductions.

     A summary of the Stock Purchase Plan appears below. This summary is qualified in its entirety by reference to the full text of the Stock Purchase Plan, which is attached as Appendix B to this proxy statement.

     Our board of directors unanimously recommends that you vote “FOR” approval of the Stock Purchase Plan.

Summary of the Stock Purchase Plan

     Administration. The Stock Purchase Plan will be administered by Gray’s board of directors or a committee designated by the board, which will have the authority to administer the plan and to resolve all questions relating to the administration of the plan.

     Stock Subject to the Stock Purchase Plan. An aggregate of 500,000 shares of the Common Stock are reserved for issuance under the Stock Purchase Plan and available for purchase, subject to adjustment in the event of a stock split, stock dividend or other similar change in the Common Stock or the capital structure of Gray.

     Eligibility. All full-time employees of Gray and its subsidiaries with at least one year of service are eligible to participate in the Stock Purchase Plan. Non-employee directors and certain 5% shareholders of Gray are not eligible to participate. As of March 31, 2003, Gray had approximately 1,904 employees who would be eligible to participate in the Stock Purchase Plan.

     Offering Period. The Stock Purchase Plan designates purchase periods, accrual periods and exercise dates. Purchase periods are monthly successive periods. The first purchase period will begin on July 1, 2003 and will end on July 31, 2003. Thereafter, purchase periods will begin on the first day of each month and end on the last day of each month.

     Purchase Price. On the first day of each purchase period, a participating employee is granted a purchase right which is a form of option to be automatically exercised on the last day of the purchase period (the “exercise date”). During a purchase period, deductions are to be made from the pay of participants in accordance with their authorizations and credited to their accounts under the Stock Purchase Plan. When the purchase right is exercised, the participant’s withheld salary is used to purchase shares of the Common Stock. The price per share at which shares of the Common Stock may be purchased under the Stock Purchase Plan during any purchase period (the “option price”) is 85% of the fair market value of the Common Stock on the exercise date (i.e., the last day of the purchase period). The committee has the discretion to establish a different option price for a purchase period provided that such option price will not be less than 85% of the fair market value of the Common Stock on the exercise date.

     Payment of Purchase Price; Payroll Deductions. Payroll deductions shall be in whole percentage increments of a participant’s regular base pay, plus commissions paid, overtime, bonuses or shift-premiums, exclusive of income from stock options or stock purchases thereunder or imputed fringe income. Participants may not make direct cash payments to their accounts. Purchases by a participant in any calendar year are limited to Common Stock with a fair market value (determined as of the date of purchase) of $25,000. Additional limitations on the amount of the Common Stock that may be purchased under the Stock Purchase Plan during any calendar year are imposed by the Code.

     Under the terms of the Stock Purchase Plan, a participant may not sell or dispose of any stock purchased through the Stock Purchase Plan unless the participant has held such stock for a period of no less than three months. However, in order to obtain more favorable tax treatment, participants will be required to hold such stock for a longer period of time. See “Tax Consequences” below.

     Adjustments and Amendments of the Stock Purchase Plan. Adjustments in the Stock Purchase Plan will be made to reflect stock dividends, recapitalizations and similar events. Subject to any applicable shareholder approval requirements, including any shareholder approval requirements under Section 423 of the Code, the committee may amend the Stock Purchase Plan at any time.

     The Stock Purchase Plan will not be subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Stock Purchase Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

     Tax Consequences. The Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under a plan which so qualifies, a participant recognizes no taxable income upon either the grant or the exercise of purchase rights. The participant will not recognize taxable income until there is a sale or other disposition of the shares acquired under the Stock Purchase Plan or in the event the participant should die while still owning the purchased shares.

     The tax treatment of a sale or disposition of shares acquired under the Stock Purchase Plan will depend on whether the tax “holding period” requirements are satisfied. Generally, these requirements are satisfied if a participant does not sell or dispose of shares acquired in a given purchase period within two years after the granting of the option to purchase such shares and within one year after the end of such purchase period.

     If a participant sells or disposes of shares before the tax holding period requirements are satisfied with respect to such shares, then the participant will recognize ordinary income at the time of such sale or disposition equal to the lesser of (1) the fair market value of such shares on the last day of the purchase period from which they were acquired minus the option price, or (2) the amount realized on the sale or disposition minus the option price. Any gain in excess of this amount can be treated as capital gain.

     If a participant sells or disposes of shares after the tax holding period requirements are satisfied with respect to such shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of: (1) the fair market value of such shares on the sale or disposition date minus the option price or (2) the fair market value of such shares on the first day of the purchase period from which they were acquired minus the option price. Any additional gain upon the disposition will be taxed as a long-term capital gain.

     If the participant owns shares acquired under the Stock Purchase Plan at the time of death, then, regardless of whether the tax holding period requirements are satisfied, the amount of ordinary income equals the lesser of: (1) the fair market value of such shares on the date of death minus the option price or (2) the fair market value of such shares on the first day of the purchase period from which they were acquired minus the option price.

     Gray is not allowed any deductions upon either the grant or exercise of the purchase rights. If the tax holding period requirements are not satisfied with respect to the sale or disposition of any shares acquired under the Stock Purchase Plan, then Gray will be entitled to a tax deduction in the year of such sale or disposition equal to the amount of ordinary income recognized by the participant as a result of such sale or disposition. In all other cases, Gray is entitled to no deduction.

New Plan Benefits

     No new plan benefits table for the Stock Purchase Plan is included in this document. Participation in the Stock Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Stock Purchase Plan are not determinable. In addition, the amounts that would have been allocated under the Stock Purchase Plan if it had been in effect during fiscal year 2002 cannot be determined. No purchases have been made under the Stock Purchase Plan since its adoption by the board of directors.

     Information with respect to securities issued and available for issuance under existing equity compensation plans is set forth in the equity compensation table under Proposal Two on page 24 of this proxy statement.

Market Price of the Common Stock

     As of April 23, 2003, the fair market value of the Common Stock was $10.30 per share, equal to the closing price of the Common Stock as reported by the New York Stock Exchange.

OTHER MATTERS

     Our board of directors knows of no other matters to be brought before the 2003 Annual Meeting. However, if any other matters are properly brought before the 2003 Annual Meeting, it is the intention of the named proxies in the accompanying proxy to vote in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR INCLUSION
IN NEXT YEAR’S PROXY STATEMENT

     Proposals of shareholders intended to be presented at Gray’s 2004 Annual Meeting of Shareholders must be received at our principal executive offices by December 30, 2003, in order to be eligible for inclusion in our proxy statement and form of proxy for that meeting.

OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION
AT NEXT YEAR’S ANNUAL MEETING

     For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2004 Annual Meeting of Shareholders, management will be able to vote proxies in its discretion if we: (1) receive notice of the proposal before the close of business on March 14, 2004 and advise shareholders in the 2004 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) do not receive notice of the proposal prior to the close of business on March 14, 2004. Notices of intention to present proposals at the 2004 Annual Meeting of Shareholders should be addressed to Gray Television, Inc., Robert A. Beizer, Secretary, 1750 K Street, NW, Suite 1200, Washington, DC, 20006.

AVAILABILITY OF FORM 10-K

     Gray will provide to any shareholder, without charge, upon written request, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission. Such requests should be addressed to Gray Television, Inc., P.O. Box 1867, Albany, Georgia 31702-1867, Attention: Investor Relations. Gray’s Annual Report on Form 10-K is available online at www.graytvinc.com.

APPENDIX A

GRAY TELEVISION, INC.
DIRECTOR RESTRICTED STOCK PLAN

ARTICLE 1
GENERAL

      1.1     Purpose. The Gray Television, Inc. Director Restricted Stock Plan (the “Plan”) has been established by Gray Television, Inc. (the “Company”) to (a) attract and retain persons eligible to participate in the Plan; (b) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive with those of other similar companies; and (d) further identify Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

      1.2     Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted Awards under the Plan, and thereby become “Participants” in the Plan. Awards may be granted as alternatives to or replacement of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary).

      1.3     Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Article 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 2 of the Plan).

ARTICLE 2
DEFINED TERMS

      In addition to the other definitions contained herein, the following definitions shall apply:

      2.1     Act. The term “Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

      2.2     Award. The term “Award” shall mean an award of Restricted Stock granted under the Plan.

      2.3     Board. The term “Board” shall mean the Board of Directors of the Company.

      2.4     Change in Control. The term “Change in Control” shall occur if (i) any Person (other than the Company) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company which represent 45% or more of the combined voting power of the Company’s then outstanding securities; (ii) during any period of two (2) consecutive years individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company’s shareholders, of each new director is approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period but excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (iii) there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Stock are converted into cash, securities, or other property, other than a merger of the Company in which the holders of the Company’s Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (iv) there is consummated any consolidation or merger of the Company in which the Company is the continuing or surviving corporation in which the holders of the Company’s Stock immediately prior to the merger do not own fifty-one percent (51%) or more of the combined voting power of the surviving corporation immediately after the merger ; (v) there is consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (vi) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

      2.5     Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

      2.6     Company. The term “Company” shall mean Gray Television, Inc., a Georgia Corporation.

      2.7     Eligible Individual. The term “Eligible Individual” shall mean any Board member.

      2.8     Fair Market Value. The term “Fair Market Value” shall mean for any particular date, (i) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be reported by the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the last transaction price per share as quoted by National Market System of NASDAQ, (ii) for any period during which the Stock shall not be listed for trading on a national securities exchange or its price reported by the National Market System of NASDAQ, but when prices for the Stock shall be reported by NASDAQ, the closing bid price as reported by the NASDAQ, (iii) for any period during which the Stock shall be listed for trading on a national securities exchange, the closing price per share of stock on such exchange as of the close of such trading day or (iv) the market price per share of Stock as determined by a nationally recognized investment banking firm selected by the Board in the event neither (i), (ii) or (iii) above shall be applicable. If Market Price is to be determined as of a day when the securities markets are not open, the Market Price on that day shall be the Market Price on the preceding day when the markets were open.

      2.9     Reporting Person. The term “Reporting Person” shall mean a person subject to Section 16 of the Act.

      2.10     Period of Restriction. The term “Period of Restriction” shall mean the period during which the transfer of the shares of Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the shares of Stock are subject to a substantial risk of forfeiture.

      2.11     Restricted Stock. The term “Restricted Stock” shall mean a grant of shares of Stock, with such shares of Stock restricted in transferability in some way and subject to a risk of forfeiture.

      2.12     Subsidiary. The term “Subsidiary” shall mean a subsidiary corporation as defined in Section 425 of the Code.

      2.13     Stock. The term “Stock” shall mean the authorized and unissued shares of the Company’s common stock.

ARTICLE 3
RESTRICTED STOCK AWARDS

      3.1     Terms. Restricted Stock may be awarded as a bonus with no purchase price or may be sold to a Participant with a purchase price less than the Fair Market Value thereof on the date of issuance. In the case of any Award:

      (a)     The purchase price, if any, will be determined by the Committee.

      (b)     The Period of Restriction will be determined by the Committee.

      (c)     Unless determined otherwise by the Committee and set forth in the Award Agreement, the Participant shall be entitled to all dividends paid with respect to Restricted Stock during the Period of Restriction and shall not be required to return any such dividends to the Company in the event of the forfeiture of the Restricted Stock.

      (d)     Unless determined otherwise by the Committee and set forth in the Award Agreement, the Participant shall be entitled to vote the Restricted Stock during the Period of Restriction.

      (e)     During the applicable Period of Restriction, the Restricted Stock shall be held by the Company and shall not be delivered to Participants until the applicable Period of Restriction expires. Alternatively, the Committee may, in its sole discretion, choose to deliver the Restricted Stock to the Participant with an appropriate legend imprinted on the certificate setting forth the applicable restrictions.

      3.2     Maximum Annual Award. A Participant shall not be awarded more than 10,000 shares of Restricted Stock each calendar year.

      3.3     Restrictions on Stock Awards.

      (a)     In the Committee’s discretion, Restricted Stock may be subject to (i) restrictions on the sale or other disposition or transfer thereof, provided, however, that Restricted Stock granted to a Reporting Person shall, in addition to any other restrictions thereon, not be sold or disposed of for not less than six (6) months following the date of grant; (ii) forfeiture of the stock upon termination of the Participant’s membership on the Board or upon nonperformance of performance goals established by the Committee; (iii) rights of the Company to reacquire such Restricted Stock at the purchase price, if any, originally paid therefore upon termination of the Participant’s membership on the Board within specified periods or upon nonperformance of performance goals established by the Committee, and (iv) representation by the Participant that he or she intends to acquire Restricted Stock for investment and not for resale.

      (b)     Each Award shall also be subject to other conditions, restrictions and contingencies as the Committee shall determine, as set forth in the Award Agreement.

ARTICLE 4
OPERATION AND ADMINISTRATION

      4.1     Effective Date. The Plan shall be effective as of January 1, 2003 (the “Effective Date.”) The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding.

      4.2     Shares Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

      (a)     Notwithstanding any other provision of the Plan, in no event shall the number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan exceed the lesser of (i) to one percent (1%) of the number of shares of authorized common stock of the Company immediately prior to such delivery or (ii) shares of Stock representing one percent (1%) of the total voting power of the Company immediately prior to such delivery. Pursuant to the Plan, no single officer or director may acquire under the Plan more than 1% of the shares of the Company’s Common Stock outstanding at the time the Plan is adopted.

      (b)     To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

      (c)     In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; and (iii) any other adjustments that the Committee determines to be equitable.

      4.3     General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

      (a)     Notwithstanding any other provisions of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan, remove any restrictions from the shares of Stock or make any other distribution of benefits under the Plan unless such delivery, removal or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

      (b)     To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

      4.4     Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant or through the surrender of shares of Stock.

      4.5     Use of Shares. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

      4.6     Payments. Awards may be settled through cash payments, the delivery of shares of Stock, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

      4.7     Transferability. Except as otherwise provided by the Committee in the Award Agreement, Awards under the Plan are not transferable.

      4.8     Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

      4.9     Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant shall sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

      4.10     Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

      4.11     Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

      4.12     Limitation of Implied Rights.

      (a)     Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, nor any right to be rehired as Board member, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

      (b)     The Plan does not constitute a contract of employment, and selection as a Participant will not give any Eligible Individual the right to be retained in the employ of the Company or any Subsidiary, nor any right to be retained as a Board member, nor any right to claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

ARTICLE 5
CHANGE IN CONTROL

      Subject to the provisions of Section 4.2(c) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change in Control each Award shall become immediately and fully transferable, and all Periods of Restrictions shall expire and the Committee shall be deemed to have exercised its discretion to waive any automatic forfeitures provided with respect to such Award. Any shares held by the Company under an Award shall be delivered to the Participant, and the share certificates shall not contain the legend specified by Section 3.1(e). Reporting Persons shall not dispose of any Award until six (6) months following the date of grant of such Award.

ARTICLE 6
COMMITTEE

      6.1     Administration.

      (a)     The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Article 6. The members of the Committee shall be selected by the Board.

      (b)     If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

      (c)     A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members.

      (d)     Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members.

      6.2     Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

      (a)     Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times or receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Article 7) to cancel or suspend Awards.

      (b)     To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

      (c)     The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

      (d)     The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Company and its stockholders and in accordance with the purpose of the Plan. Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

      (e)     In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

      6.3     Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

      6.4     Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

ARTICLE 7
AMENDMENT AND TERMINATION

      The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided that adjustments pursuant to Section 4.2(c) shall not be subject to the foregoing limitations of this Article 7.

ARTICLE 8
GOVERNING LAW

      Except to the extent preempted by an applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Georgia, without reference to the principles of conflicts of law.

APPENDIX B

GRAY TELEVISION
EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I
PURPOSE AND APPROVAL

1.1    PURPOSE OF THE PLAN. The purpose of the Gray Television Employee Stock Purchase Plan is to provide a method whereby Employees of the Company may acquire a proprietary interest in the Company through the purchase of common stock of Gray Television, Inc. The Plan is intended to qualify as an “Employee Stock Purchase Plan” as defined in Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of the Code.

1.2    APPROVAL OF THE PLAN. The Plan was adopted by the Board on April 15, 2003, subject to approval by the Company’s shareholders, as required by the Code.

ARTICLE II
DEFINITIONS

2.1    “ACCOUNT” means the account maintained by the Company for a Participant pursuant to Section 3.3.

2.2    “ACT” means the Securities Exchange Act of 1934, as amended.

2.3    “BOARD” means the Board of Directors of Gray Television, Inc.

2.4    “CODE” means the Internal Revenue Code of 1986, as amended.

2.5    “COMMITTEE” means the Compensation Committee of the Board, or such other Committee as the Board may designate to administer the Plan pursuant to Article VI.

2.6    “COMPANY” means Gray Television, Inc. and its Subsidiaries.

2.7    “COMPENSATION” means all base straight time gross earnings, commissions, overtime and other compensation, but shall not include income recognized pursuant to stock options or Stock purchased hereunder or to imputed fringe benefit income.

2.8    “ELIGIBLE EMPLOYEE” means an Employee described in Section 3.2.

2.9    “EMPLOYEE” means any person who is an employee of the Company or an approved Subsidiary for tax purposes, subject to the exclusion of such persons or classes of persons as the Committee may determine to be consistent with Code Section 423 and other applicable law.

2.10    “EXERCISE PRICE” means the purchase price for Stock purchased pursuant to the exercise of an Option identified in Section 4.1.

2.11    “FAIR MARKET VALUE” means for any particular date, (i) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be reported by the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the last transaction price per share as quoted by national Market System of NASDAQ, (ii) for any period during which the Stock shall not be listed for trading on a national securities exchange or its price reported by the national Market System of NASDAQ, but when prices for the Stock shall be reported by NASDAQ, the closing bid price as reported by the NASDAQ, (iii) for any period during which the Stock shall be listed for trading on a national securities exchange, the closing price per share of stock on such exchange as of the close of such trading day or (iv) the market price per share of Stock as determined by a nationally recognized investment banking firm selected by the Board in the event neither (i), (ii), or (iii) above shall be applicable. If Market Price is to be determined as of a day when the securities markets are not open, the Market Price on that day shall be the Market Price on the preceding day when the markets were open.

2.12    “HOLDING PERIOD” means that period beginning on an Offering Termination Date on which Stock purchased by Participants and ending three (3) calendar months later.

2.13    “OFFERING” means an offering to Participants of Options to purchase Stock under Section 4.1.

2.14    “OFFERING COMMENCEMENT DATE” means the first business day of the calendar month applicable to the Offering, or such other day designated by the Committee.

2.15    “OFFERING TERMINATION DATE” means the last business day of the calendar month applicable to the Offering, or such other day designated by the Committee.

2.16    “OPTION” means an option to purchase Stock granted pursuant to the Plan.

2.17    “PARTICIPANT” means an Eligible Employee who has elected to participate in the Plan pursuant to Section 3.3, and who has not become an ineligible Employee or withdrawn from participation in the Plan pursuant to Article III.

2.18    “PLAN” means the Gray Television Employee Stock Purchase Plan.

2.19    “PLAN ADMINISTRATOR” means the Committee, or such other entity or individual as the Committee may designate to administer the Plan pursuant to Article VI.

2.20    “STOCK” means common stock, no par value per share, of Gray Television, Inc.

2.21    “SUBSIDIARY” means a corporation (or other form of entity which the Committee has determined shall be treated as a corporation for purposes of Code Section 423), domestic or foreign, of which not less than fifty percent (50%) of the voting stock are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or Subsidiary.

2.22    “TRANSFER AGENT” means Mellon Investor Services, LLC, or such other officially designated transfer agent of the Company.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

3.1    GRANTING OF OPTIONS TO EMPLOYEES

A.    GRANTING OF OPTIONS TO COMPANY AND SUBSIDIARY EMPLOYEES ONLY. To the extent permitted by the Plan, Options to purchase Stock hereunder shall only be granted to Employees of the Company and a Subsidiary approved by the Committee.

B.    EMPLOYEE RIGHTS AND PRIVILEGES. All Employees granted Options under the Plan shall have the same rights and privileges, except that the Committee may from time to time provide for differences in the rights and privileges of Employees granted Options hereunder, so long as such differences do not jeopardize the qualification of the Plan under Code Section 423 or violate other applicable law.

3.2     ELIGIBILITY OF EMPLOYEES. Employees who qualify as Eligible Employees pursuant to this Section shall be eligible to elect to participate in the Plan in accordance with Section 3.3.

A.    ELIGIBLE EMPLOYEE DEFINED. Except as otherwise required by Code Section 423 or other applicable law, including, without limitation, securities laws applicable to such Employee and except as provided in Section 3.2(c), a full-time Employee shall be considered an Eligible Employee for purposes of participation in the Plan as of the first Offering Commencement Date after the full-time Employee completes one year of service. For purposes of the Plan, an Employee will be determined to be full-time, if the employee is consistently employed more than 20 hours or more a week. The Committee may change the eligibility provisions at any time without amending the Plan provided such change complies with Code Section 423 and other applicable law.

B.    REHIRED EMPLOYEES. If an Eligible Employee who has ceased to be an Employee becomes an Employee again on a date thereafter, and fulfills the requirements of Section 3.2(A), such Employee automatically shall become an Eligible Employee effective as of the Offering Commencement Date following such date.

C.    EMPLOYEES DEEMED INELIGIBLE FOR PARTICIPATION

       (i)    5% OWNERS. No Option shall be granted hereunder to any Employee who, immediately after the Option is granted, would own, within the meaning of Code Section 424(d), Stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. For purposes of this Section, Stock that an Employee would be entitled to purchase on the Offering Termination Date applicable to an Option that has been granted pursuant to Section 4.1 shall be treated as owned by the Employee.

       (ii)    EMPLOYEES WITH EXERCISE RIGHTS IN EXCESS OF $25,000 PER YEAR. No Option shall be granted hereunder to any Employee if, within the calendar year in which such Option first becomes exercisable, such Option (together with any other options that first become exercisable in such year that have been granted to the Employee under the Plan or any other qualified employee stock purchase plan maintained by the Company) would provide the Employee with the right in such year to purchase Stock having a Fair Market Value (determined on the Offering Commencement Date applicable to each such Option) in excess of $25,000.

       (iii)    OTHER EMPLOYEES. The Committee may from time to time deem ineligible for participation hereunder any class or group of Employees, so long as the exclusion of such class or group from participation does not jeopardize the qualification of the Plan under Code Section 423 or violate other applicable law.

3.3    ELECTION TO PARTICIPATE

A.    PAYROLL DEDUCTION AUTHORIZATION FORM. An Eligible Employee may elect to participate in the Plan by filing a properly completed authorization form, or such other authorization as the Plan Administrator shall require, with the party designated by the Plan Administrator no later than ten (10) business days before the Offering Commencement Date. Such form shall authorize automatic payroll deductions from a Participant’s Compensation for each pay period commencing on the Offering Commencement Date next succeeding receipt of the timely filed authorization form by the designated party (or such other date as may be designated by the Plan Administrator), and continuing until (i) the Participant changes the amount of such payroll deductions pursuant to Section 3.3(C), (ii) the Participant becomes an ineligible Employee or withdraws from participation in the Plan pursuant to Article III, (iii) the Plan is suspended or terminated pursuant to Section 7.11, or (iv) the Committee otherwise determines.

B.    PAYROLL DEDUCTIONS; CALENDAR YEAR LIMIT. The payroll deductions authorized by the Participant shall be in whole percentages for each pay period, in effect on the date the payroll deductions to which the authorization form relates are made. In any calendar year, purchases under the Plan will be limited to $25,000 (or at such other limit as determined by the Committee) of the Fair Market Value of Stock determined as of the Offering Commencement Date.

C.    CHANGES IN PAYROLL DEDUCTIONS. Subject to Section 3.3(B), a Participant may increase or decrease the amount of payroll deductions previously authorized by filing a properly completed change form, or such other authorization as the Plan Administrator shall require, with the party and by the date designated by the Plan Administrator. Such change shall be made in whole percentages of Compensation, and shall be effective beginning on the Offering Commencement Date next succeeding the receipt of the timely filed change form by the designated party (or such other date as may be designated by the Plan Administrator).

D.    PARTICIPANT’S ACCOUNT. The Company shall cause to be maintained payroll deduction Accounts for all Participants. Payroll deductions made from a Participant’s Compensation shall be credited to the Participant’s Account, and shall be applied for the purchase of Stock pursuant to Article IV. No interest shall be paid or allowed on any payroll deductions credited to a Participant’s Account.

3.4    WITHDRAWAL FROM PARTICIPATION

A.    IN GENERAL. A Participant may withdraw from participation in the Plan at any time up to ten (10) business days prior to the Offering Termination Date by filing a properly completed withdrawal form, or such other authorization as the Plan Administrator shall require, with the party and by the date designated by the Plan Administrator. As soon as practicable after receipt of the timely filed withdrawal form by the designated party, (i) all payroll deductions then credited to the Participant’s Account which have not already been applied for the purchase of

Stock hereunder shall be paid to the Participant, and (ii) no further payroll deductions shall be made from the Participant’s Compensation and no Options shall be granted to the Participant during any Offering commencing thereafter, unless the Participant elects again to participate in the Plan pursuant to Section 3.3. However, a Participant who withdraws from participation in the Plan may not elect again to participate until the first Offering Commencement Date occurring at least one full calendar quarter following such withdrawal. Partial withdrawals from participation shall not be permitted.

B.    TERMINATION OF EMPLOYMENT.

       (i)    If a Participant ceases to be an Employee for any reason other than death or retirement, on or before the last working day preceding the 10th day prior to any Offering Termination Date, the Participant shall be deemed to have filed a withdrawal form in accordance with Section 3.4(A) on the date such Participant ceases to be an Employee. If the Participant ceases to be an Employee after such last working day, the Participant shall be deemed to have (x) exercised any outstanding Options in accordance with Article IV, and (y) immediately thereafter filed a withdrawal form in accordance with Section 3.4(A). The deemed filing of a withdrawal form pursuant to this Section shall have the same consequences as would the actual filing of a withdrawal form pursuant to Section 3.4(A). Stock in the Account of a Participant who experiences a termination of employment under the circumstances described in this Section 3.4(B) (i) will continue to be subject to the twelve (12)-month restriction period as discussed in Section 4.2(B) (iv).

       (ii)    In the event of the retirement or death of a Participant, prior to an Offering Termination Date, the Participant or his personal representative shall receive the Stock to which the Participant would have been entitled to receive as a result of such Participant’s payroll deductions, for the current Offering up to the time of retirement or death. Stock in the Account of a Participant who experiences a termination of employment described in this Section 3.4(B) (ii) will not be subject to the holding period described in Section 4.2(B) (iv).

ARTICLE IV
GRANTING AND EXERCISE OF OPTIONS

4.1    GRANTING OF OPTIONS

A.    MONTHLY OFFERINGS. The Plan shall be implemented by Offerings to Participants of Options to purchase Stock. Offerings shall be made each calendar month. Each Offering shall commence on the Offering Commencement Date and shall terminate on the Offering Termination Date. The first Offering Commencement Date shall be the Effective Date of the Plan as provided in Section 7.8. Offerings shall continue to be made under the Plan until the later of (i) the date the maximum number of Stock identified in Article V has been purchased pursuant to Options granted hereunder, or (ii) the Plan is terminated or suspended pursuant to Section 7.11. The Committee shall have the power to change the duration of Offerings (including the commencement dates thereof) with respect to future Offerings, without shareholder approval, if such change is announced at least two (2) days prior to the scheduled beginning of the first Offering to be affected thereafter.

B.    GRANTING OF OPTIONS. On the Offering Commencement Date for each Offering period, a Participant automatically shall be granted a separate Option to purchase for the applicable Exercise Price a maximum number of Stock equal to the accumulated payroll deductions credited to the Participant’s Account as of the Offering Termination Date for such period, divided by 85% of the Fair Market Value of the Stock on the Offering Termination Date.

C.    EXERCISE PRICE. The Exercise Price for Options granted hereunder shall be set by the Committee, provided, however, that the Exercise price shall not be less than 85% of the Fair Market Value of the Stock on the Offering Termination Date. Unless otherwise provided by the Committee prior to the commencement of an Offering, the Exercise Price for that Offering shall be 85% of the Fair Market Value of the Stock on the Offering Termination Date.

4.2    EXERCISE OF OPTIONS

A.    AUTOMATIC EXERCISE. Except as otherwise provided in the Plan or determined by the Committee, an Option granted to a Participant hereunder shall be deemed to have been exercised automatically on the Offering Termination Date applicable to such Option. Such exercise shall be for the purchase, on or as soon as practicable after the Offering Termination Date, of the number of full and/or fractional Stock that the accumulated payroll deductions credited to the Participant’s Account as of the Offering Termination Date will purchase at the applicable Exercise Price (but not in excess of the number of shares of Stock for which an Option has been granted to the Participant pursuant to Section 4.1). The Participant’s Account shall be charged for the amount of the purchase, and the Participant’s ownership of the Stock purchased shall be appropriately evidenced on the books of the Company.

B.    RESTRICTIONS ON EXERCISE OF OPTIONS

       (i)    EXERCISE OF OPTIONS. As required by Code Section 423, any Option granted hereunder shall in no event be exercisable after the expiration of twenty-seven (27) months following the Offering Commencement Date applicable thereto.

       (ii)    EXERCISE BY THE PARTICIPANT ONLY. During the Participant’s lifetime, any Option granted to the Participant shall be exercisable only by such Participant.

       (iii)    OTHER RESTRICTIONS. Under no circumstances shall any Option be exercised, nor shall any Stock be issued hereunder, until such time as the Company shall have complied with all applicable requirements of (a) the Act, (b) all applicable listing requirements of any securities exchange on which the Stock is listed, and (c) all other applicable requirements of law or regulation.

       (iv)    HOLDING PERIOD. Stock purchased pursuant to this Plan may not be sold, assigned, transferred, pledged, exchanged, encumbered or otherwise disposed of in any way (other than by will or the laws of descent or distribution) during the applicable Holding Period, except in the event of Death or Disability as discussed in Section 3.4(B); provided, however, that the Committee, in its discretion, may shorten the Holding Period or otherwise provide for the lapse of any restrictions outstanding on any Stock if in compliance with Code Section 423. All certificates issued to Participants following each Offering Termination Date shall bear a legend in substantially the following form:

       The shares represented by this certificate may not be sold, assigned, transferred, pledged, exchanged, encumbered or otherwise disposed of in any way (other than by will or the laws of descent and distribution) for a period commencing on [insert applicable Purchase Date] and ending three (3) months thereafter (the “Holding Period”); provided, however, that the Committee administering the Gray Television Employee Stock Purchase Plan, in its discretion, may shorten the Holding Period or otherwise provide for the lapse of any restrictions outstanding on any such shares.

C.    ISSUANCE OF CERTIFICATES. Certificates with respect to Stock purchased hereunder shall be issued to the Participant upon request by the Participant to the Transfer Agent. The Transfer Agent shall issue and deliver such certificates as soon as practicable after receipt of such a request. The Participant shall pay any fees charged by the Transfer Agent for its services. The Company shall not be required to issue any certificates for fractional shares of Stock. If a Participant requests certificates for Stock for the purpose of disposing of all of the Participant’s Stock, the Company shall pay to the Participant cash in lieu of any fractional shares of Stock, based on the Fair Market Value of such fractional shares of Stock as of the date of the issuance of such certificates.

D.    REGISTRATION OF CERTIFICATES. Certificates shall be registered only in the name of the Participant or the Participant and his or her spouse.

E.    RIGHTS AS A SHAREHOLDER. The Participant shall have no rights or privileges of a shareholder of the Company with respect to Options granted or Stock purchased hereunder, unless and until such Stock shall have been appropriately evidenced on the books of the Company.

ARTICLE V
STOCK

5.1    MAXIMUM SHARES. The maximum aggregate number of shares of Stock which may be purchased under the Plan shall be 500,000, subject to adjustment upon certain corporate changes as provided in Section 5.2. If the total number of shares of Stock for which Options are exercised on any Offering Termination Date exceeds such maximum number, the Committee shall make a pro rata allocation of the Stock available for purchase in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the Account of each Participant shall, to the extent not applied for the purchase of Stock, be refunded to the Participants as soon as practicable thereafter.

5.2    ADJUSTMENT UPON CORPORATE CHANGES. In the event of any stock dividend, stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders (other than ordinary cash dividends), exchange of Stock, or other similar corporate change with respect to the Company, the Committee (i) shall determine the kind of Stock that may be purchased under the Plan after such event, and (ii) may, in its discretion, adjust the aggregate number of shares of Stock available for purchase under the Plan or subject to outstanding Options and the respective Exercise Prices applicable to outstanding Options. Any adjustment made by the Committee pursuant to the preceding sentence shall be made in accordance with the provisions of Code Section 424 and shall be conclusive and binding on the Company and all Employees.

ARTICLE VI
ADMINISTRATION

6.1    APPOINTMENT OF COMMITTEE. Except as otherwise delegated by the Committee pursuant to this Article VI, (i) the Plan shall be administered by the Committee, (ii) the Committee shall have full authority to administer and interpret the Plan in any manner it deems appropriate in its sole discretion, and (iii) the determinations of the Committee shall be binding on and conclusive as to all parties.

6.2    DELEGATION OF CERTAIN AUTHORITY TO PLAN ADMINISTRATOR. Except as otherwise provided in the Plan, required by applicable law, or determined by the Committee, the Plan Administrator shall be responsible for the performance of such administrative duties under the Plan not otherwise reserved to the Committee.

6.3    COMPLIANCE WITH APPLICABLE LAW. The Plan shall not be interpreted or administered in any way that would cause the Plan to be in violation of Code Section 423 or other applicable law.

6.4    EXPENSES. The Company shall pay all expenses related to the administration of the Plan, except charges imposed by the Transfer Agent for issuing certificates for Stock, sales charges and commissions applicable to Stock, charges for back records and research performed at the request of the Participant, and such other expenses as may be designated by the Committee. The Participant shall pay all expenses related to administration of the Plan that are not paid for by the Company.

ARTICLE VII
MISCELLANEOUS

7.1    NO EMPLOYMENT RIGHTS. The Plan shall not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment with the Company or a Subsidiary, as applicable. The Plan shall not interfere in any way with the Company’s or the Subsidiary’s, as applicable, right to terminate, or otherwise modify, an Employee’s employment at any time.

7.2    RIGHTS NOT TRANSFERABLE. Any rights of the Participant under the Plan shall not be transferred other than (i) by will, (ii) by the laws of descent or distribution, or (iii) to a former spouse “incident to a divorce” as defined in the Code.

7.3    WITHHOLDING. The Committee shall have the right to make such provisions as it deems appropriate to satisfy any obligation of the Company to withhold federal, state or local income or other taxes incurred by reason of the operation of the Plan.

7.4    DELIVERY OF STOCK TO ESTATE UPON DEATH. In the event of the death of a Participant, any Stock purchased by the Participant hereunder, other than Stock as to which the Participant previously received certificates, shall be issued and delivered to the estate of the Participant as soon as practical thereafter.

7.5    EFFECT OF PLAN. The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of each Participant, including without limitation the Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

7.6    USE OF FUNDS. Except as required by law, all funds received or held by the Company pursuant to the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds from its general assets.

7.7    PLAN STOCK. Stock subject to purchase by Participants under the Plan shall, in the discretion of the Committee, be made available from treasury Stock, authorized but unissued Stock or through open market purchases.

7.8    EFFECTIVE DATE. The Plan shall be effective on July 1, 2003. The Plan shall remain in effect for a term of ten (10) years thereafter, unless sooner terminated pursuant to Section 7.10.

7.9    AMENDMENTS TO THE PLAN. The Committee may from time to time make amendments to the Plan that it deems advisable and consistent with the purposes of the Plan and applicable law. Notwithstanding the foregoing, no amendment that would (i) effect an increase in the number of shares of Stock which may be purchased under the Plan, which increase is of a type that would require shareholder approval under Code Section 423, or (ii) effect a change in the designation of the corporations whose Employees may be offered Options under the Plan, which change is of a type that would require shareholder approval under Code Section 423, shall become effective unless the shareholder approval required by Code Section 423 is obtained.

7.10    TERMINATION OR SUSPENSION OF THE PLAN. The Committee shall have the power at any time to terminate or suspend the Plan and all rights of Employees under the Plan.

7.11    GOVERNING LAW. The laws of the State of Georgia shall govern all matters relating to the Plan, except to the extent such laws are superseded by the laws of the United States.

7.12    MERGER CLAUSE. The terms of the Plan are wholly set forth in this document, including certain standards of certain other plans which are to be applied to an Employee for purposes of the Plan to the extent provided herein, regardless of whether such Employee is covered under such plans. This Section shall in no way limit the authority of the Committee and the Plan Administrator to administer the Plan as provided herein.

      AS ADOPTED BY THE BOARD OF DIRECTORS OF GRAY TELEVISION, INC. ON APRIL 15, 2003.

GRAY TELEVISION, INC

GRAY TELEVISION, INC.
PROXY FOR 2003 ANNUAL MEETING OF SHAREHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors of Gray Television, Inc.

      The undersigned shareholder hereby appoints William E. Mayher, III and J. Mack Robinson, and each of them or either one of them, with full power to appoint his substitute, attorneys and proxies to represent the undersigned shareholder and to vote and act with respect to all shares of Common Stock, no par value per share, and Class A Common Stock, no par value per share, of Gray Television, Inc. (“Gray”), held of record by the undersigned on April 11, 2003, at the Annual Meeting of Shareholders of Gray to be held on May 14, 2003 at 9:30 a.m., at The Peachtree Insurance Center, The Executive Board Room, 5th Floor, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319 and at any adjournment or postponement of that meeting.

      IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE, THE SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS IN THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER, INCLUDING SUBSTITUTION OF DIRECTOR NOMINEES, WHICH MAY COME BEFORE THE MEETING.

(Continued and to be signed, on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

—FOLD AND DETACH HERE—

Dear Shareholder:

      Gray Television, Inc. encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

      To vote your shares electronically you must use the control number. The control number is the series of numbers printed in the box on the bottom right corner of the other side of this card. This control number must be used to access the system.

1.	To vote over the Internet:

•	Log on to the Internet and go to the website http://www.eproxy.com/gtn.

2.	To vote over the telephone:

•	On a touch-tone telephone call 1-800-435-6710, 24 hours a day, 7 days a week.

      Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

      If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

Please mark here for address change [ ] or comments SEE REVERSE SIDE

THE BOARD OF DIRECTORS OF GRAY UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	The proposal to elect the nine directors named below (the “Nominees”), to serve as members of Gray’s Board of Directors, to serve until the next Annual Meeting of Shareholders of Gray and until their successors are duly elected and qualified.

Nominees:
01. J. Mack Robinson	02. Robert S. Prather, Jr.	03. Hilton H. Howell, Jr.
04. William E. Mayher, III	05. Richard L. Boger	06. Ray M. Deaver
07. Howell W. Newton	08. Hugh E. Norton	09. Harriett J. Robinson

☐	FOR all Nominees listed above (except as marked to the contrary below)	☐	Withhold Authority to vote for all Nominees listed above

Instructions: To withhold authority to vote for any individual Nominee, write that Nominee’s name in the following space provided:

2.	The proposal to approve the Gray Television, Inc. Directors’ Restricted Stock Plan;

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	The proposal to approve the Gray Television, Inc. Employee Stock Purchase Plan; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	In their discretion, the Proxies are authorized to vote upon such of the matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

By checking the box to the right, I consent to future access of the Annual Reports, Proxy Statements, Prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, 85 Challenger Road, Ridgefield Park, New Jersey 07660. I understand that costs normally associated with electronic access, such as usage and telephone charges will be my responsibility.

DATED:

Signature

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE
Signature (if held jointly)

      This Proxy revokes all prior proxies with respect to the Annual Meeting and may be revoked prior to its exercise. No proposal above is conditioned on or related to any other proposal.

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. IF SIGNED FOR ESTATES, TRUSTS OR CORPORATIONS, TITLE OR CAPACITY SHOULD BE STATED. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER.

*FOLD AND DETACH HERE*

VOTE BY INTERNET OR TELEPHONE OR MAIL
24 HOURS A DAY, 7 DAYS A WEEK

Internet and telephone voting is available through 11:00 p.m. Eastern Time the day prior to annual meeting day.

      YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

INTERNET
HTTP://WWW.EPROXY.COM/GTN
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

TELEPHONE
1-800-435-6710
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

OR

MAIL
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.